Exhibit 99.1

China Housing & Land Development, Inc. Announces 1-for-5 Reverse Stock Split Effective April 24, 2015

Xi’an, China – April 24, 2015 – China Housing & Land Development, Inc. (“China Housing” or the “Company”; Nasdaq: CHLN) today announced that it has filed a Certificate of Change pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of Nevada to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-five (1-for-5) (the “Reverse Split”). The Reverse Split was authorized by the Board of Directors of the Company pursuant to Section 78.207 of the NRS on April 3, 2015 and, pursuant to the Certificate of Change, became effective as of April 24, 2015. The Company’s Common Stock will continue to trade under the symbol “CHLN” but under a new CUSIP number: 16939V202.

Following the Reverse Split, each stockholder’s percentage ownership in the Company and the proportional voting power remains unchanged, with the exception of minor changes and adjustments resulting from rounding up of fractional interests. No fractional shares of the Company’s Common Stock were issued in connection with the Reverse Split, and any stockholders entitled to receive a fractional post-split share received one (1) whole post-split share.

The Company implemented the Reverse Split to regain compliance with NASDAQ continued listing standards. Following the Reverse Split the Company has approximately seven (7) million shares of Common Stock issued and outstanding. In addition, the total number of authorized shares of Common Stock was proportionately reduced from 100 million to 20 million shares.

For further information regarding the Reverse Split, please refer to the Company’s Form 8-K to be filed with the Securities and Exchange Commission (the “Commission”) and available on the Commission’s website at www.sec.gov following the effectiveness of the Reverse Split.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing is a developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly owned subsidiary in China, since 1992.

China Housing is the first Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the Internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Ms. Jing Lu

Chief Operating Officer, Board Secretary, Director and Investor Relations Officer

+86 29.8258.2639

jinglu@chldinc.com

Mr. Bill Zima, ICR

+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646.308.1285